CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [ * ], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CERUS CORPORATION IF PUBLICLY DISCLOSED.

Exhibit 10.47

LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”), dated as of February 2, 2005 (“Effective Date”), is entered into by and between Baxter Healthcare S.A., a corporation organized under the laws of Switzerland (“BHSA”), Baxter Healthcare Corporation, a company organized under the laws of Delaware (“BHC”) (BHSA and BHC are collectively referred to as “Baxter”) and Cerus Corporation, a company organized under the laws of Delaware (“Cerus”). Baxter and Cerus, as corporations, are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Baxter and Cerus have developed technology for the inactivation of pathogens in blood and blood components (the “INTERCEPT Blood System”).

WHEREAS, BHC and Cerus are parties to a Development, Manufacturing and Marketing Agreement, dated as of December 10, 1993, as amended to the date hereof (the “Platelet Agreement”) relating to products referred to herein as the “Platelet System”, and to a Development, Manufacturing and Marketing Agreement, dated April 1, 1996, as amended and restated June 30, 1998, as further amended to the date hereof, (the “RBC/FFP Agreement”) relating to products referred to herein as the “Plasma System” and the “RBC System”;

WHEREAS, Baxter, owns or has rights in certain proprietary Licensed Materials, Licensed Patents and Licensed Know-How (all as hereafter defined) relating to the INTERCEPT Blood System.

WHEREAS, contemporaneously with the effectiveness of this License Agreement, the Parties are entering into a Restructuring Agreement (the “Restructuring Agreement”) and other “Concurrent Agreements” (as defined therein) including a Manufacturing and Supply Agreement (the “Manufacturing and Supply Agreement”) whereby Baxter will manufacture and supply finished goods, sub-assemblies, components and raw materials for the production of the INTERCEPT Blood System and related products on the terms and conditions set forth in that agreement.

WHEREAS, the Parties have previously entered into a Commercialization Agreement and related agreements with BioOne Corporation (“BioOne”) whereby rights and obligations to commercialize the INTERCEPT Blood System for Platelets and the Intersol Solution (as defined herein) in certain countries of Asia were transferred to BioOne, on the terms and conditions set forth in those agreements.

NOW, THEREFORE, in consideration of the premises and the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

Article 1

Definitions

In this Agreement, the following terms have the meanings specified or referred to in this Article 1 and shall be equally applicable to both the singular and plural forms. The words “including”, “includes” and “include” shall be deemed to be followed by the phrase “without limitation”, unless the context clearly dictates otherwise. Any agreement, schedule, attachment or exhibit referred to herein shall mean such agreement, schedule, attachment or exhibit as amended, restated, supplemented or modified from time to time to the extent permitted by the applicable provisions of this Agreement. Reference to any statute or regulation means such statute or regulation as amended at the time and from time to time and includes any successor statute or regulation. The definitions of Conversion Kit, INTERCEPT Illuminator, Intersol Solution, Plasma Sets, Plasma Systems, Platelet Sets, Platelet Systems, RBC Equipment, RBC Sets, RBC Systems, Residual Products, Storage Solution Containers and Systems include all improvements and modifications to current and future products developed, produced, marketed or sold to accomplish a similar purpose to the defined items. Unless otherwise stated, references to recitals, articles, sections, paragraphs, schedules and exhibits shall be references to recitals, articles, sections, paragraphs, schedules and exhibits of this Agreement.

“Affiliate” means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” shall mean (a) in the case of corporate entities, direct or indirect ownership of any of the stock or shares having the right to vote for the election of a majority of directors, (b) in the case of non-corporate entities, direct or indirect ownership of any of the equity interest with the power to direct the management and policies of such non-corporate entities.

“Assigned Patents” means those Patents assigned to Cerus under a Patent Assignment entered into between the Parties pursuant to Section 2.6 of this Agreement.

“BioOne Territory” means the following countries: Japan, China (including all Special Administrative Regions), Taiwan, South Korea, Thailand, Vietnam and Singapore, except as rights to any such countries shall revert to Baxter and Cerus from BioOne Corporation.

“Commercialization Rights” means, as to a particular country or region, (a) as to Baxter, the right and responsibility to market, distribute and sell the Platelet System pursuant to the Platelet Agreement, and the Plasma System pursuant to the RBC/FFP Agreement (and as further provided under the Restructuring Agreement), in that country or region; or (b) as to Cerus, all rights of Cerus under the Restructuring Agreement and Concurrent Agreements upon termination of Baxter’s Commercialization rights in that country or region. For the purposes of this agreement, references to termination of Baxter Commercialization Rights, or to Cerus gaining Commercialization Rights, in a particular country or region means that licenses and related rights have been released and relinquished to Cerus pursuant to Section 4 of the Restructuring Agreement, under the Platelet Agreement or the RBC/FFP Agreement as the case may be.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [ * ], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CERUS CORPORATION IF PUBLICLY DISCLOSED.

“Conversion Kit” means a disposable set having Intersol Solution which permits the preparation of single donor platelets collected on a non-Baxter apheresis collection platform to interface with the Platelet System.

“ESOL Solution” means a proprietary red blood cell storage solution, also known as erythrosol in all formulations thereof.

“Field of Use” means (a) the inactivation or reduction of pathogens for the decontamination of all blood cells and blood components, including inactivation of pathogens in whole blood, and (b) the inactivation of leukocytes or reduction of leukocyte activity through nucleic acid binding.

“INTERCEPT Illuminator” means a proprietary illumination device, including operating software and data management system including source code for each, developed for use with Platelet Sets and Plasma Sets.

“Intersol Solution” means a proprietary platelet storage solution currently sold under the trademark “Intersol” in all formulations thereof.

“Licensed Know-How” means all information necessary to manufacture and packaging of the Products.

“Licensed Materials” means all designs, specifications, know-how, regulatory data, software used in connection with the Products, including the data management system (IDMS) and source code of such software (including source code used to maintain and upgrade the software), owned by or licensed to Baxter that are required to manufacture, obtain regulatory approval, market and sell the Products, including all Product Specifications, all advertising, educational and promotional materials for the INTERCEPT Blood System, in each case as the same may be updated or otherwise amended from time to time.

“Licensed Patents” means all Patents owned or licensed by Baxter during the Term, including any patents acquired after the Effective Date, that absent a license would prohibit a Person from making, having made, assembling, packaging, using, selling, offering for sale, distributing, importing and exporting the Products in the Territory, including expressly, but without limitation, the Patents set forth in Exhibit A. With respect to Patents jointly owned by Baxter and Cerus, “Licensed Patents” refers to Baxter’s interest in such Patents. Without limiting the foregoing, “Licensed Patents” includes all Patents on inventions embodied in or useful to manufacture Products, or constituting methods of use relating to Products, as the Products, prototypes and designs have been developed by the Parties pursuant to the Platelet Agreement and the RBC/FFP Agreement, and as they may be further developed or modified during the Term, not limited to development under such agreements. Notwithstanding the foregoing, Licensed Patents excludes the rights and licenses expressly excluded in Section 2.4 hereof.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [ * ], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CERUS CORPORATION IF PUBLICLY DISCLOSED.

“Net Sales” means the gross amount invoiced by Cerus, Affiliates or sublicensees (if applicable to a sublicense pursuant to Section 5.1(b), 5.2(b), 5.3(b) or 5.4(b)) upon the first sale of a Royalty- Bearing Product under the Licensed Patents to a third party who is not Cerus’ Affiliate, less the following to the extent not already reflected in the invoice price: (i) actual credits from customers and/or resellers for damaged, out-dated, rejected or returned Product; (b) actual freight and insurance costs incurred in transporting Products to customers; and, (c) actual sales taxes and taxes or governmental charges incurred in connection with the exportation or importation of the

Products. If Cerus has reduced the price of the Products as a result of other consideration paid by the purchaser of the Products, then Net Sales shall be increased to reflect the amount that Cerus would have received for the sale for such Products absent such consideration.

“Patent” means any patent or patent application issued or filed in the Territory, including any continuation, continuation-in-part, re-examination, patent by addition, inventor’s certification, Supplemental Protection Certificate, patent term extension, division, provisional, renewal, reissue, patent disclosure, substitution, and any related improvement.

“Person” means an individual, corporation, limited liability company, partnership, sole proprietorship, joint venture, or other form of organization or governmental agency or authority.

“Plasma Products” means Plasma Systems.

“Plasma Sets” means disposable processing sets, including without limitation, single unit and jumbo configurations, for inactivation of pathogens in plasma components of blood, containing the raw material amotosalen (“S-59”) or other psoralen compounds.

“Plasma System” means Plasma Sets and INTERCEPT Illuminators.

“Plasma Territory” means those countries or regions in which Cerus gains Commercialization Rights for the Plasma System pursuant to the Restructuring Agreement.

“Platelet Product” means Platelet Systems, Conversion Kits and Storage Solution Containers.

“Platelet Sets” means disposable processing sets for the inactivation of pathogens in platelet components of blood, containing the raw material amotosalen (“S-59”) or other psoralen compounds.

“Platelet Systems” means the Platelet Sets and INTERCEPT Illuminators.

“Platelet Territory” means those countries or regions in which Cerus gains Commercialization Rights for the Platelet System pursuant to the Restructuring Agreement.

“Products” means Platelet Products, Plasma Products, RBC Products and Residual Products.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [ * ], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CERUS CORPORATION IF PUBLICLY DISCLOSED.

“Product Specifications” has the meaning set forth in the Manufacturing and Supply Agreement, as may be revised by Baxter and Cerus thereunder, from time to time.

“RBC Equipment” means dosing and mixing devices and incubator and compound removal devices for use in connection with RBC Sets.

“RBC Products” means RBC Systems, ESOL Solution and Storage Solution Containers.

“RBC Sets” means disposable processing sets for inactivation of pathogens in the red blood cell components of blood, containing the raw material S-303 or other nucleic acid-binding compound.

“RBC System” means RBC Sets and RBC Equipment.

“RBC Territory” means all parts of the world.

“Residual Products” means any products within the Field of Use that are not included within the definition of Platelet Products, the Plasma Products or RBC Products.

“Residual Product Territory” means all parts of the world.

“Royalty-Bearing Products” means Products covered by the Licensed Patents or the Assigned Patents, without which Cerus would be prohibited from making, having made, assembling, using, selling, offering for sale, distributing, importing and exporting the Products in the Territory.

“Royalty Period” for each Product is defined in Section 6.3 hereof.

“Storage Solution Containers” means containers for blood component storage solution and methods and devices for connecting or integrating such containers into blood component pooling sets and blood component collection kits or other components for interface with a System.

“Systems” means the Platelet Systems, the Plasma Systems and the RBC Systems.

“Territory” means (a) as to Platelet Products, the Platelet Territory, (b) as to Plasma Products, the Plasma Territory, (c) as to RBC Products, the RBC Territory and (d) as to Residual Products, the Residual Territory, in each case as such Territory shall accrete from time to time as to particular Products pursuant to the Restructuring Agreement.

“Transition Services Agreement” means the Transition Services Agreement entered into concurrently with this Agreement whereby Baxter will provide certain transition services to Cerus following Termination, as such term is defined in the Restructuring Agreement.

Article 2

License Grant; Process for Assigned Patents

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [ * ], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CERUS CORPORATION IF PUBLICLY DISCLOSED.

2.1 License Grant. Subject to the terms and conditions of this Agreement, Baxter hereby grants to Cerus and its Affiliates, solely in the Field of Use:

(a) an exclusive (even as to Baxter) royalty-bearing right and license under the Licensed Patents and Licensed Know-How to make, have made, assemble, use, sell, offer for sale, distribute, import and export:

(i) Platelet Products solely for sale in the Platelet Territory;

(ii) Plasma Products solely for sale in the Plasma Territory;

(iii) RBC Products solely for sale in the RBC Territory; and

(iv) Residual Products solely for sale in the Residual Territory; and

(b) a nonexclusive, royalty-bearing right and license to use, reproduce, display, translate, distribute copies of, and to modify and create derivative works of the Licensed Materials within the respective parts of the Territory set forth in Clause 2.1(a).

This license will be registered with authorities in the Territory, to the extent such registrations are permitted. Cerus shall bear the costs and responsibility of registering the license. From time to time during the term of this Agreement, Baxter agrees to execute and deliver to Cerus such documents as requested by Cerus or any authority in the Territory in order to effectively register the grant of the rights hereunder to Cerus.

2.2 Right to Sublicense. Pursuant to the license rights granted to Cerus in Article 2, Baxter also grants to Cerus the right to sublicense its rights under Section 2.1 to third parties, solely to make, have made, assemble, use, sell, offer for sale, distribute, import and export the Products, and to use, reproduce, display, translate, distribute copies of, and to modify and create derivative works of the Licensed Materials, in the respective parts of the Territory set forth in clause 2.1(a) under the Licensed Patents, Licensed Know-How and Licensed Materials as necessary to allow the sublicensee to exercise the sublicense granted herein. Any sublicense shall be at least as protective of Baxter and its intellectual property, including the Licensed Patents, Licensed Know-How and the Licensed Materials, as the terms and conditions of this Agreement.

2.3 Reservation of Rights. Notwithstanding anything to the contrary set forth herein, Baxter shall retain all the rights necessary for Baxter to perform its obligations under (a) the Manufacturing and Supply Agreement, including the rights to manufacture, sell and supply the Manufactured Products (as defined therein) to Cerus under the terms and conditions of that agreement and (b) the Manufacturing and Supply Agreement with BioOne, dated as of June 28, 2004 (the “BioOne Manufacturing Agreement”), including the rights to manufacture, sell and supply the Manufactured Products (as defined therein) to BioOne under the terms and conditions of that agreement. All rights in and to the Licensed Materials and the Licensed Patents not specifically granted herein are reserved by Baxter. The license granted to Licensed Materials does not restrict any rights previously

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [ * ], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CERUS CORPORATION IF PUBLICLY DISCLOSED.

granted by Baxter to [ * ] under the [ * ] entered into as of [ * ], as amended effective [ * ], to [ * ] under the Supply Agreement entered into as of [ * ], and to [ * ]. under the Supply Agreement entered into as of [ * ]. Baxter has provided Cerus with true and correct copies of each such agreement and all amendments, modifications thereto to the date of this Agreement. Nothing herein shall restrict or prohibit Baxter from manufacturing, having manufactured, assembling, using, selling, offering for sale or distributing the Products or otherwise utilizing the Licensed Patents and Licensed Materials with respect to particular Products outside of the Territory that relates to such Products. Baxter retains the exclusive right to manufacture its platelet collection disposable kits with INTERSOL solution containers for sale in the Territory.

2.4 Exclusion of Rights. Baxter does not grant to Cerus and its Affiliates the right or license to make or have made (a) Baxter’s proprietary [ * ], (b) Baxter’s proprietary technology relating to [ * ], (c) Baxter’s [ * ]. The availability and access of these items to and by Cerus as well as other sub-assemblies, components, and raw materials of the Products are provided for in the Manufacturing and Supply Agreement. It is understood that, as to amotosalen (“S-59”) and S-303, Cerus is the owner of the proprietary rights in such compounds and, pursuant to the Restructuring Agreement, Baxter has relinquished its license in such compounds in the Territory. Accordingly, no license to those compounds is granted under this Agreement. The license hereunder shall not cover any Patent rights to make, have made, assemble, use, sell, offer for sale, distribute, import or export [ * ], except as provided below, it being understood and agreed that, as co-owner of the Patents respecting [ * ], Cerus has the right independently to exercise such rights, and grant licenses thereto, without accounting to Baxter otherwise than as provided herein. Cerus, however, agrees not to provide [ * ] to customers, or license it to any Person for use by customers, unless Baxter at any time ceases to make available to customers generally, or fails to provide reasonable assurances to Cerus of its commitment to continue to make available to customers generally, [ * ]. In such event, as to [ * ], Cerus’ shall gain the license rights stated in Section 2.1(a) as if Intersol Solution were expressly referenced in such Section. Baxter agrees not to license Patent Rights or Know-How relating to the [ * ] to any third Persons without Cerus’ prior written consent. As to the compound adsorption devices (CADs) employed in the Systems, Cerus acknowledges that the proprietary rights in certain elements of the CADs, such as the beads and matrix, are owned by third Persons. Accordingly, no license to those elements is granted under this Agreement. The license under this Agreement does, however, cover any elements of the CADs that are proprietary to Baxter, including the plastic housing of the CAD for the Plasma System. Cerus and its Affiliates shall have the right to contract directly with Baxter’s suppliers in the event Baxter cannot supply all requirements of Cerus, its Affiliates and sublicensees for CADs or other components, or in the event that Cerus elects to have such CADs or other components manufactured directly for Cerus by the third-party supplier in order to achieve a lower cost or superior quality that can be obtained through Baxter.

2.5 Process for Assigned Patents. It is understood that Baxter has concluded that the Licensed Patents potential have applications outside the Field of Use, and accordingly is licensing, rather

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [ * ], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CERUS CORPORATION IF PUBLICLY DISCLOSED.

than assigning, those patents to Cerus. Should Baxter subsequently determine that any of such patents have application solely within the Field of Use, Baxter may elect to assign such patents to Cerus, subject to Cerus’ acceptance of such assignment, which will not be unreasonably withheld. Any patents so assigned are referred to in this Agreement as “Assigned Patents.” Any such assignment will be made pursuant to a mutually agreed upon patent assignment agreement, referred to in this Agreement as a “Patent Assignment.”

Article 3

Delivery of Licensed Materials; Licensed Patents Prosecution and Maintenance

3.1 Delivery. Within [ * ] days of the execution of this Agreement, Baxter shall deliver to Cerus a current copy of the Licensed Patents. Within [ * ] days of the execution of this Agreement, Baxter shall deliver to Cerus a current copy of the Licensed Materials in such form and format as the Parties may agree. Baxter will provide Cerus with any updates and other amendments of the Licensed Materials promptly, and in no event later than [ * ] days, after their creation. Within [ * ] days of the execution of this Agreement, Baxter shall deliver to Cerus all prototypes, models, mock-ups of the RBC Equipment and RBC Sets, and single unit CAD for the Plasma System, in all configurations in Baxter’s possession and component lists therefor.

3.2 Obtaining Issued Licensed Patents. Baxter shall continue to prosecute and pay all fees, expenses and taxes necessary to obtain issued Licensed Patents for those that are pending or may be filed in the future but have yet to issue in the Territory. Exhibit A shall be updated by Baxter from time to time to indicate the status of such filings. Baxter will provide Cerus with documentation covering prosecution decisions relating to pending applications for Licensed Patents prior to submission with appropriate patent office or examiner. Cerus may comment on such decisions within [ * ] days of receipt of such documentation. Baxter will take Cerus’ comments into consideration, but Cerus’ approval of such decision is not required for Baxter to continue with the prosecution of the subject pending application.

3.3 Maintaining Licensed Patents. Baxter shall maintain at its expense issued Licensed Patents in the Territory. Baxter shall provide Cerus all documentation relating to the prosecution and maintenance of all Licensed Patents. If a Licensed Patent becomes an Assigned Patent, Baxter will cease to have any obligation to maintain such patent.

3.4 Ownership.

(a) Baxter shall own all right, title and interest, or joint title and interest together with Cerus, as applicable, in and to: (i) the Licensed Materials and the Licensed Patents, and all future inventions and discoveries that are discovered, made, conceived or reduced to practice solely by Baxter (and joint rights to any of the same it jointly makes, conceives or reduces to practice), and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [ * ], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CERUS CORPORATION IF PUBLICLY DISCLOSED.

any derivative works of Baxter thereof; and (ii) all of its Confidential Information (as defined in Section 4.1).

(b) Cerus shall own all right, title and interest in and to, (i) all future inventions and discoveries that are discovered, made, conceived or reduced to practice solely by Cerus, including those which are improvements of the Licensed Patents and works which are derivative works of the Licensed Materials (and joint rights to any of the same it jointly makes, conceives or reduces to practice); and (ii) all of its Confidential Information (as defined in Section 4.1).

3.5 Cooperation. Each Party shall execute any documents of registration of proprietary or other rights reasonably requested by another Party and shall perform any and all further acts deemed necessary or desirable by a Party in order to confirm, exploit or enforce the provisions of this Article. If a Party fails to do so within [ * ] days of another Party’s reasonable request, and the Party failing to execute such document does not promptly object (within such time period) to the execution of other documentation, such Party hereby authorizes the other Party and its agents and/or representatives to execute all such documents in such Party’s name and on such Party’s behalf, including filing and/or recording such documents in appropriate governmental or administrative offices anywhere throughout the Territory.

Article 4

Confidentiality

4.1 Confidential Information. All information and materials containing information provided by any Party to another relating to this Agreement, including but not limited to customer requirements, lists, preferences and methods of operation, the technology, any know-how, data, process, or technique of any Party relating to such Party’s products, and any research project, work in process, future development, scientific, engineering, or manufacturing information, know-how, designs, drawings, management information reports and other computer-generated reports, financial information, pricing policies and details, details of contracts, operational methods, plans or strategies, business acquisition plans, and the business affairs of such Party, whether in oral, graphic or written form, as the case may be, are and shall be treated as confidential, provided such information and materials are clearly marked as “confidential” and, if verbal, are specified as “confidential” at the time of disclosure and reduced to writing and marked “confidential” within [ * ] days after disclosure (“Confidential Information”). Among other things, Confidential Information shall include confidential or proprietary information or materials of third Persons and the Parties’ respective Affiliates, that are in the possession of one of the Parties and provided pursuant to this Agreement. It is understood and agreed that the Systems have been co-developed by Cerus, which may disclose or use information concerning the Systems as it deems appropriate in the exercise of its rights under this Agreement; provided that information concerning Baxter’s proprietary plastics formulations and radio frequency heat sealing processes shall remain the Confidential Information of Baxter.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [ * ], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CERUS CORPORATION IF PUBLICLY DISCLOSED.

4.2 Obligations. Except as expressly authorized by prior written consent of the disclosing Party, the receiving Party shall:

(a) limit access to any Confidential Information of the disclosing Party received by it to its Affiliates’, sublicensees’ and distributors’ employees, agents, representatives, and consultants who have a need-to-know in connection with this Agreement and the rights and obligations of the Parties hereunder, and who are under appropriate non-use and non-disclosure restrictions which are at least as restrictive as those set forth herein;

(b) safeguard all Confidential Information of the disclosing Party received using a reasonable degree of care, but not less than that degree of care used by the receiving Party in safeguarding its own similar information or material; and

(c) use the Confidential Information of the disclosing Party only for the purposes and in connection with the performance of such Party’s obligations set forth in this Agreement.

4.3 Exceptions to Confidentiality. Notwithstanding Section 4.2, the Parties’ obligations of confidentiality and non-use shall not apply to any particular information or materials that the receiving Party can demonstrate:

(a) was, at the time of disclosure to it, in the public domain;

(b) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party;

(c) was received after disclosure to it from a third party who had a lawful right to disclose such information or materials to it;

(d) was required to be disclosed to any regulatory body having jurisdiction over the receiving Party or any of its respective Affiliates, sublicensees or customers;

(e) that disclosure is necessary by reason of applicable legal, accounting or regulatory requirements beyond the reasonable control of the receiving Party; or

(f) is subsequently developed by the receiving Party independently of the information received from the disclosing Party.

In the case of any disclosure pursuant to Sections 4.3(d) or 4.3(e), to the extent practical, the receiving Party shall notify the disclosing Party in advance of the required disclosure and shall use commercially reasonable efforts to assist the disclosing Party in obtaining a protective order, if available, covering such disclosure. If such a protective order is obtained, such information and materials shall continue to be deemed to be Confidential Information.

Notwithstanding Section 4.2, Cerus shall have the right to disclose Confidential Information of a disclosing Party to its attorneys, accountants, actual or potential sources of financing, and actual

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or potential investors, acquirers or collaborators under appropriate non-use and non-disclosure restrictions which are at least as restrictive as those set forth herein.

4.4 Use of Certain Information. Except as otherwise set forth in this Agreement or the Manufacturing and Supply Agreement, no Party shall, without the appropriate Party’s prior written consent, use the names, service marks or trademarks of another Party as trademarks or to suggest any affiliation, sponsorship, endorsement or recommendation. All employees, agents, representatives and consultants of each Party and Licensee’s Affiliates and sublicensees shall be required to comply with the terms of this Section 5, and each Party, as applicable, shall be responsible for any breach thereof and the performance or non-performance of each such Person.

4.5 No Publicity. Except as required by law, no Party shall originate any news release or other public announcement relating to this Agreement or the terms hereof without the prior written approval of the other Parties; provided, however that any party to this Agreement may provide public information concerning this transaction to the extent necessary or appropriate to comply with applicable securities laws and/or customary corporate communications processes.

4.6 Equitable Remedies. Each Party acknowledges that if it, its Affiliates or its respective employees, agents, representatives, or consultants breach (or attempt to breach) the obligations set forth in this Section 4, the other Parties will suffer immediate and irreparable harm, it being acknowledged that legal remedies are inadequate. Accordingly, if a court of competent jurisdiction should find that any such Party or Person has breached (or attempted to breach) any such obligations, such Party or Person shall not oppose the entry of an appropriate order compelling performance by such Party or Person and restraining it from any further breaches (or attempted breaches).

Article 5

Royalties

5.1 Royalties for Platelet Products.

(a) For all Platelet Products sold by Cerus or Cerus’ Affiliates, Cerus shall pay to Baxter ten percent (10%) of Net Sales of such Platelet Products.

(b) For all Platelet Products sold by a Cerus sublicensee (other than a Cerus Affiliate), Cerus shall pay to Baxter [ * ] percent ([ * ]%) of the [ * ] received by Cerus from the sublicensee. Such payment shall be in lieu of the royalty payable under Section 5.1(a).

5.2 Royalties for Plasma Products.

(a) For all Plasma Products sold by Cerus or Cerus’ Affiliates, Cerus shall pay to Baxter three percent (3%) of Net Sales of such Plasma Products.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [ * ], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CERUS CORPORATION IF PUBLICLY DISCLOSED.

(b) For all Plasma Products sold by a Cerus sublicensee (other than a Cerus Affiliate), Cerus shall pay to Baxter [ * ] percent ([ * ]%) of the [ * ] received by Cerus from the sublicensee. Such payment shall be in lieu of the royalty payable under Section 5.2(a).

5.3 Royalties for RBC products.

(a) For all RBC Products sold by Cerus or Cerus’ Affiliates, Cerus shall pay to Baxter five percent (5%) of the Net Sales of such RBC Products.

(b) For all RBC Products sold by a Cerus sublicensee (other than a Cerus Affiliate), Cerus shall pay to Baxter [ * ] percent ([ * ]%) of the [ * ] received by Cerus from the sublicensee. Such payment shall be in lieu of the royalty payable under Section 5.3(a).

5.4 Royalties for Residual Products.

(a) For all Residual Products sold by Cerus, Cerus’ Affiliates or sublicensees, Cerus shall pay to Baxter (i) [ * ] percent ([ * ]%) of the [ * ] of any Residual Products that are systems for inactivation of pathogens in whole blood, and (ii) [ * ] percent ([ * ]%) of the [ * ] of any other Residual Products.

(b) For all Residual Products sold by a Cerus sublicensee (other than a Cerus Affiliate), Cerus shall pay to Baxter (i) [ * ] percent ([ * ]%) of the [ * ] received by Cerus from the sublicensee on sales of systems for inactivation of pathogens in whole blood, and (ii) [ * ] percent ([ * ]%) of the [ * ] received by Cerus from the sublicensee on sales of other Residual Products. Such payment shall be in lieu of the royalty payable under Section 5.3(a).

(c) For the purpose of clarity, a system for the inactivation of pathogens in whole blood will bear only the royalty set forth in this Section 5.4, and not any royalty under Sections 5.1 through 5.3 above.

5.5 Country Restrictions.

(a) The Parties recognize that in certain countries Cerus may have the royalty rate or Cerus’ ability to withdraw currency from the country limited by the government in the context of a foreign exchange registration or other agreement with the government. If such restrictions prohibit Cerus from paying the above-described royalties, then the Parties will discuss other terms and conditions to reach an agreement that fairly provides compensation to Baxter, and to the extent permitted and financially practical, such as payment in local currency.

(b) The Parties also recognize that in certain countries within the Territory Cerus may take an ownership position in an entity, e.g. Cerus’ Affiliate, in order to make, sell or distribute the Products in the country and in compliance with such country’s regulations. If Cerus receives compensation or equity in the entity in place of royalty payments, then the Parties will discuss

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [ * ], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CERUS CORPORATION IF PUBLICLY DISCLOSED.

other terms and conditions to reach an agreement that fairly provides compensation to Baxter and Cerus in an amount equivalent to the above-described royalties.

5.6 Up-Front and Milestone Payments. For the avoidance of doubt, in the event that Cerus receives any up-front, milestone, license fee or similar payments (collectively “Lump Sum Payments”) from any sublicensee, collaborator or partner in connection with the granting of any development, marketing, distribution or other rights under this Agreement, Cerus [ * ]. Notwithstanding the foregoing, in the event that (a) rights revert from BioOne to Baxter and Cerus in Japan and/or China as to the Platelet System, and (b) within [ * ] months of the date of such reversion, Cerus enters into a license agreement with a third party for commercialization of the Platelet System in Japan or China, as the case may be, then Cerus shall pay to Baxter [ * ] of any lump sum Payments that are received by Cerus from the third party for such license and that relate to such countries. Lump sum payments shall not be considered to include any funds paid to Cerus specifically for development or support activities relating to commercialization of the Platelet System or any equity investment in Cerus.

5.7 Waiver of Royalties During Term of Transition Services Agreement. Notwithstanding the other provisions of Article 5, Baxter waives any royalties that would otherwise be payable by Cerus with respect to Products that are covered by the Transition Services Agreement during the term of that agreement.

5.8 Concerning Platelet System and Plasma System Sublicenses. In the event that Cerus intends to sublicense rights to both the Platelet System and the Plasma System to a third party, Cerus will not enter into a sublicense agreement that provides for [ * ], unless Baxter consents in writing to such [ * ], such consent not to be unreasonably withheld.

5.9 Concerning Certain Transactions. In the event that Cerus enters into a transaction with a third party that provides for [ * ], and the same transaction [ * ], or [ * ] the [ * ] for [ * ] at a [ * ] (and [ * ]), Baxter and Cerus will negotiate a [ * ] between Cerus and Baxter that is [ * ] they would have received if the third party agreement had provided for [ * ], all such calculations to take into account appropriate discount rates to adjust for risk and the time value of money. In no event, however, will Baxter’s [ * ]stated in Sections 5.1(b), 5.2(b), 5.3(b) or 5.4(b), relative to the respective Products described in such Sections. If the Parties cannot agree upon appropriate sharing in any such instance, the matter will be resolved pursuant to Section 10.12 hereof.

5.10 Royalty-Bearing Products. Notwithstanding Sections 5.1 through Section 5.4, the royalties upon Platelet Products, Plasma Products, RBC Products and Residual Products shall be applicable to such Products solely to the extent that they are Royalty-Bearing Products.

Article 6

Royalty Reports and Payments

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [ * ], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CERUS CORPORATION IF PUBLICLY DISCLOSED.

6.1 Reports. Within [ * ] days after the end of each calendar quarter, Cerus agrees to make written reports to Baxter identifying Cerus’ actual Net Sales of Products during such calendar quarter and the amount of royalties due to Baxter. In each such report sales will be broken down in terms of Platelet Products, Plasma Products, RBC Products, and Residual Products.

6.2 Payment of Royalties. Within [ * ] days after calendar quarter end, Cerus shall pay to Baxter the royalties due for the Net Sales of the Products in U.S. dollars. Only one royalty payment is due and payable to Baxter by Cerus as described herein with regard to each Product sold regardless of the number of Licensed Patents covering such Product.

6.3 Expiration of Royalty Payment Obligation. Determined for each individual country within the Territory, the period of time over which Cerus shall report and pay royalties is [ * ] years from the date [ * ] in the relevant country or until [ * ] in the relevant country whichever period is longer (the “Royalty Period”). For any Products manufactured by Cerus prior to the expiration of the applicable Royalty Period and sold by Cerus within [ * ] months after the expiration of such Royalty Period, Cerus shall pay to Baxter the applicable royalty amount set forth in Article 5 and subject to Section 5.5.

6.4 Currency. All payments due hereunder shall be made in U.S. Dollars as described above. Pricing for the Products will be presented in local currency and converted into U.S. dollars during the Royalty Period being reported subject to Section 6.3 hereof. The conversion rate to U.S. dollars shall be the average conversion rate over all days of the Royalty Period reported, as quoted in the Wall Street Journal.

6.5 Late Payment. Failure by Cerus, Cerus’ Affiliates or sublicensees to pay any undisputed amounts when due shall result in the accrual of interest on the remaining unpaid balance at a rate equal to the lesser of [ * ] percent ([ * ]%) per month or the [ * ].

6.6 Withholding Taxes. Where required to do so by applicable law, Cerus shall withhold taxes required to be paid to a taxing authority on account of any payments to Baxter hereunder, and Cerus shall furnish Baxter with satisfactory evidence of such withholding and payment in order to permit Baxter to obtain a tax credit or other relief as may be available under the applicable law. Cerus shall be responsible for penalties and interest accessed for late payment or failure to withhold.

6.7 Audit. For a period of [ * ] years after sales of any Products by Cerus in the Territory (the “Audit Period”), Cerus agrees to keep records of all such sales of such Product in sufficient detail to enable the royalties payable hereunder to be determined. From time to time during such Audit Period, Baxter may at its own expense cause an independent third party auditor reasonably acceptable to Cerus to audit Cerus’ relevant books and records for the purpose of determining compliance with this Agreement.

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In the event that an audit is proposed with respect to Cerus’ proprietary information (“Restricted Information”), then on the written demand of Cerus the individuals conducting the audit with respect to the Restricted Information will be limited to Baxter’s independent auditors. Such independent auditors shall enter into an agreement with Cerus, under which such independent auditors shall agree to maintain the confidentiality of the information obtained during the course of such audit and establishing what information such auditors will be permitted to disclose in reporting the results of any audit of Restricted Information.

Any such audit shall be conducted during regular business hours in a manner that does not interfere unreasonably with the operations of Cerus. The aggregate number of audits of Cerus’ books and records conducted under this Section 6.7 shall not exceed [ * ] financial audit in any [ * ] month period. Subject to the foregoing limitations, any such audit shall be conducted when requested by notice given not less than [ * ] days prior to the commencement of the audit.

Any overpayment or underpayment of royalties determined by this Section 6.7 shall be due and payable to the other party by the party owing such amount within [ * ] days after notice of such audit finding. In the event that any audit performed hereunder results in an increase of [ * ] percent ([ * ]%) or more in any payment due Baxter hereunder, Cerus shall be obligated to pay any reasonable expenses incurred by Baxter with respect to such audit.

Article 7

Enforcement of Intellectual Property Rights; Insurance

7.1 Enforcement of Intellectual Property Rights. Each Party shall promptly, but in no event later than [ * ] days after receipt of notice thereof, notify the other Parties (i) of any Patent nullity actions, oppositions, reexaminations, declaratory judgment actions of which it is aware alleging the invalidity or unenforceability of any Patents included in the Licensed Patents or any alleged or threatened infringement of any Patents included in the Licensed Patents or the misappropriation or violation of any intellectual property rights relating to the Licensed Materials or the Licensed Patents; or (ii) if it reasonably believes that the Licensed Materials or Licensed Patents are being infringed, misappropriated or violated by a third party.

Each Party shall cooperate with the other Parties, at its own reasonable expense, in any action taken by a third party involving a nullity action, opposition, reexamination or any other action taken by such third party alleging the invalidity or unenforceability of any Licensed Materials or Licensed Patents.

Cerus, at its expense, shall have the right to respond to, defend or prosecute, and pursue, as appropriate and as determined by Cerus in its commercially reasonable discretion, any actions taken to defend any alleged or threatened infringements, misappropriations or any other violation by a third party of the Licensed Materials and/or Licensed Patents in the Territory provided such violations are not caused by Baxter, or Baxter’s Affiliates or sublicensees. In addition, Cerus, at its

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expense, shall have the right to pursue, as determined by Cerus in its commercially reasonable discretion, all necessary actions against any third party that Cerus reasonably believes is infringing, misappropriating or violating any of the Licensed Materials and/or Licensed Patents in the Territory. Cerus shall: (i) have the sole ability to direct the conduct of such response or defense; (ii) bear all legal fees and other costs and expenses associated with such response or defense, including those incurred by Baxter at Cerus’ request; and (iii) after payment of all expenses (including prosecution and maintenance of the Licensed Patents, litigation associated expenses including attorney fees, travel expenses), pay royalties to Baxter on all amounts recovered from third parties in connection with such response or defense, treating such recoveries as Net Sales allocable to the particular Product as to which the infringement occurred. Baxter shall cooperate with Cerus and its legal counsel, join in suits or actions that may be brought by Cerus, at Cerus’ reasonable request, allow itself to be named as a party, at Cerus’ reasonable request, and be available at Cerus’ reasonable request to be an expert witness or otherwise to assist in such proceedings.

In the event Cerus decides not to respond to, defend or prosecute, and pursue any actions taken to defend any alleged or threatened infringements, misappropriations or any other violations by a third party of the Licensed Materials and/or Licensed Patents in the Territory then Cerus will notify Baxter of such decision within [ * ] days of the notification of infringement. In view of such a decision by Cerus, Baxter may take such actions under its own name.

7.2 Baxter Insurance. Baxter shall carry, through self-insurance or a combination of self-insurance and commercially placed insurance, appropriate levels of insurance coverage consistent with its commercially reasonable business practices.

7.3 Cerus Insurance. Cerus shall carry appropriate levels of insurance coverage consistent with its commercially reasonable business practices.

Article 8

Representations and Warranties; Covenants; Warranty Disclaimer

8.1 General. Each Party represents and warrants to the other that: (a) all corporate action necessary for the authorization, execution and delivery of this Agreement by such Party and the performance of its obligations hereunder has been taken; (b) the execution, delivery and anticipated performance of this Agreement do not violate or conflict with any law applicable to it, any provision of its charter or bylaws, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction or provision or agreement or instrument binding on or affecting it or any of its assets; and (c) its obligations hereunder constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable

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principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

8.2 Baxter’s Additional Representations and Warranties; Covenants. Baxter represents and warrants to Cerus as of the Execution Date, and covenants to Cerus, that:

(a) Baxter is the sole owner, or joint owner with Cerus, of all right, title and interest in and to the Licensed Patents and Licensed Materials;

(b) with regard to the Licensed Patents and the Licensed Materials, Baxter has all sufficient rights necessary to grant the license to Cerus in accordance with the terms of this Agreement;

(c) Baxter is not in default or breach of any agreement or license under which it has acquired any rights to license the rights licensed to Cerus hereunder;

(d) the information and materials set forth in the Licensed Materials, and the rights licensed hereunder, are all that is reasonably necessary for Cerus to manufacture the Products and Baxter has been successfully manufacturing the current configuration of the Platelet System marketed in Europe with only such information, materials and rights;

(e) Baxter has not granted to any other Person any rights, licenses or privileges in the Licensed Patents in the Territory and is not a party to any agreements, regulations or covenants which would require third party consents, waivers and authorizations (including any government consents, waivers or authorizations) necessary or appropriate for consummation of the transactions contemplated by this Agreement;

(f) Baxter shall not impair or otherwise adversely affect the rights of Cerus in any of the Licensed Patents or Licensed Materials through any action or omission that Baxter knows, or should know, would impair or otherwise adversely affect such rights;

(g) Baxter has taken and will take all actions reasonably necessary to protect the Licensed Patents (including registering the same in jurisdictions determined by Baxter in its reasonable discretion, and all such registered Licensed Patents have not been canceled or abandoned or permitted to lapse);

(h) the Licensed Patents and the Licensed Materials are not subject to any lien or other encumbrance; and

(i) Baxter has not received any notice indicating that sale, offer for sale, import and manufacture of the Products, and use of such Products by customers of Cerus and Cerus’ use of the Licensed Materials, would infringe, misappropriate or violate any issued Patent that has not been declared invalid or unenforceable by a final, non-appealable court order, or any copyright,

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trademark, trade secret, confidential information or other intellectual property right of any third Person.

8.3 Disclaimer of Warranty. EXCEPT AS PROVIDED HEREIN, BAXTER MAKES NO OTHER WARRANTIES UNDER THIS AGREEMENT, EXPRESS OR IMPLIED, INCLUDING, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, OR NONINFRINGEMENT.

8.4 Disclaimer of Damages; Limitation of Liability. In no event shall any Party be liable for incidental or consequential damages regardless of whether such Party shall be advised, shall have other reason to know, or in fact shall know of the foregoing, in excess of [ * ] U.S. dollars (U.S. $[ * ]) in the aggregate under this Agreement.

Article 9

Termination

9.1 Term of Agreement. The term of this Agreement (the “Term”) shall commence on the Effective Date of this Agreement, and continue until terminated as provided herein.

9.2 Termination. This Agreement may be terminated as follows:

(a) by Baxter and Cerus upon their mutual agreement;

(b) by Baxter upon a Fundamental Breach; as used herein a “Fundamental Breach” is:

(i) failure by Cerus to perform its obligations under Section 7.3 of this Agreement that is not cured within [ * ] days after notice from Baxter or Cerus to Cerus of such failure; provided, however, that this Section 9.2(b)(i) shall apply only if the amount unpaid exceeds [ * ] U.S. dollars (U.S.$[ * ]);

(ii) failure by Cerus to make any payment to Baxter under this Agreement (other than a de minimis payment) following repeated previous payment failures or delays, evidencing a conscious disregard by Cerus of its payment obligations to Baxter, and following a written notice to Cerus from Baxter that further payment failures will or could result in termination;

(c) by Cerus upon a material breach of this Agreement by Baxter, provided, however, the breaching party shall be entitled to written notice of such breach and [ * ] days to cure such breach before the Agreement may be terminated.

9.3 Measures In Lieu of Termination. It is understood by the Parties that, inasmuch as Cerus is making significant concessions and will pay significant royalties under the Restructuring Agreement and this Agreement, Cerus would be forced not to terminate this Agreement even though Cerus shall be entitled to terminate this Agreement for cause attributable to Baxter pursuant to Section 9.2(c) hereof. Consequently, Cerus shall be entitled, in lieu of termination of this Agreement for the cause attributable to Baxter pursuant to Section 9.2(c) hereof, to reduce the

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royalties payable under this Agreement and to relax other requirements so as to be equitable to the Parties in view of such cause attributable to Baxter, as the case may be.

9.4 Effect of Termination. If this Agreement shall be terminated pursuant to Section 9.2, except as may otherwise be agreed in writing by the Parties, all further obligations of the Parties under this Agreement shall terminate without further liability of any Party to another; provided that the obligations of the Parties contained in the following provisions of this Agreement shall survive any expiration or earlier termination of this Agreement: Articles 1, 4, 7, 8 and 10 and Sections 3.4, 6.7 and 9.4.

Article 10

Miscellaneous

10.1 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.

10.2 Assignments and Delegation.

(a) No Party may assign any of its rights under this Agreement other than assignments to a Permitted Assignee, except with the prior written consent of the other Parties. The Parties shall not unreasonably withhold its consent to assignments. Permitted Assignees include Affiliates of the relevant Party and third parties to whom the relevant Party transfers substantially all of the products, business and services to which this Agreement relates. In the case of an assignment by Baxter, assignees must also receive an assignment of all of Baxter’s rights in all intellectual property licensed to Cerus hereunder, subject to the licenses granted in this Agreement. It shall be a condition of any such assignment that the assignee shall assume all obligations of the assigning party under this Agreement

(b) No party may delegate any performance under this Agreement.

(c) Any purported assignment of rights or delegation of performance in violation of this Section is void.

10.3 Successors and Assigns. This Agreement inures to the benefit of, and is binding upon, the successors and assigns of the Parties hereto.

10.4 Entire Agreement; Amendments. This Agreement, the Restructuring Agreement and the Manufacturing and Supply Agreement and the other Concurrent Agreements (as defined in the Restructuring Agreement) contain the entire understanding of the Parties with regard to the subject matter contained herein and therein, and supersede all prior agreements or understandings of the Parties with respect to the subject matter of this Agreement, and such other agreements. This Agreement may not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

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10.5 Force Majeure. No Party will be deemed in default if delayed or prevented from performing its obligations under this Agreement, in whole or in part, due to an act of God, fire, flood, explosion, civil disorder, strike, lockout or other labor trouble, material shortages of utilities, equipment, materials or facilities, delay in transportation, breakdown or accident, riot, war, terrorist attack or other cause beyond its control (a “Force Majeure Event”); provided that it shall notify the other Party promptly of such event and resume full performance of this Agreement as soon as practicable following the conclusion of the Force Majeure Event.

10.6 Interpretation; No Strict Construction. Article titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party hereto.

10.7 Partial Invalidity. If any provision of this Agreement, or the application thereof, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement will in no way be effected, impaired or invalidated, and to the extent permitted by applicable law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable.

10.8 No Third Party Beneficiary. This Agreement will not confer any rights or remedies on any person other than the Parties hereto and their respective successors and Permitted Assigns.

10.9 Counterparts. This Agreement may be executed in one or more counterparts (and by facsimile), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other parties.

10.10 Notices. Wherever under this Agreement one Party is required or permitted to give written notice to the other, such notice will be deemed given if made in writing and delivered either by hand, by a recognized overnight delivery service (with delivery charges prepaid), by first class, registered or certified United States mail (postage prepaid), or by facsimile transmission (provided that in the case of facsimile transmission, a confirmation copy of the notice shall be delivered by hand, by a recognized overnight delivery service (with charges prepaid), or by first class, registered or certified United States mail (postage prepaid) within two (2) days of facsimile transmission), addressed to each party as follows:

If to Cerus, such notices shall be delivered to:

Cerus Corporation

2411 Stanwell Drive

Concord, CA 94520

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Attn: Vice President, Legal Affairs

Fax: 925.288.6278

If to Baxter, such notices shall be delivered to:

Baxter Healthcare Corporation

Route 120 & Wilson Road

Round Lake, IL 60073

Attn: President, Transfusion Therapies

Fax: 847.270.3855

Or such other address as any such Party may designate in writing, and delivered to the other Parties hereto pursuant to this Section 10.10.

10.11 Nonwaiver. No alleged waiver, modification or amendment to this Agreement shall be effective against either Party hereto, unless in writing, signed by the Party against which such waiver, modification or amendment is asserted, and referring specifically to the provision hereof alleged to be waived, modified or amended. The failure or delay of either Party to insist upon the other Party’s strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege, or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude other or further exercise thereof, or the exercise of any other right, power, privilege, or remedy; provided, however, that the obligations and duties of either Party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect.

10.12 Alternative Dispute Resolution. The Parties will attempt to settle any claim or controversy arising out of this Agreement through good faith negotiations and in the spirit of mutual cooperation. Any issues that cannot be resolved will be referred to a senior management representative from each of the Parties who has the authority to resolve the dispute. In the event such senior management representatives cannot resolve the dispute, the dispute will be submitted to binding arbitration for resolution. Any such proceedings shall be conducted at the place of the principal office of the respondent in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). Any such dispute or controversy shall be arbitrated before a single arbitrator selected in accordance with the rules of the AAA. The arbitrator’s decision shall be final and binding upon the parties. The parties shall be entitled to full discovery in any such arbitration. Each party shall bear one half of the cost of such arbitration, unless the arbitrator otherwise allocates such costs. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Nothing in this Section will prevent either Party from

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resorting to judicial process if injunctive relief from a court is necessary to prevent serious and irreparable injury to one Party or to others.

10.13 Joint and Several Liability. BHSA and BHC’s obligations and liability under this Agreement shall be joint and several and each of BHSA and BHC shall be individually responsible for performing the obligations assigned to Baxter hereunder.

10.14 Rights Cumulative. The rights, remedies and powers of each of the Parties contained in this Agreement, the Restructuring Agreement and the Manufacturing and Supply Agreement are cumulative and not exclusive of any rights, remedies or powers provided to the parties by law, this Agreement or otherwise. No single or partial exercise by any of the Parties of any right, remedy or power under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power.

10.15 U.S. Bankruptcy Law. The Parties agree that all intellectual property licensed herein is “intellectual property” as defined in 11 U.S.C. Section 101 (35A) and that Cerus shall be able to rely on all of the protections of 11 U.S.C. Section 365(n) in order to protect its interests in all licenses granted to Cerus herein the event of a rejection of this Agreement in connection with Baxter’s bankruptcy, insolvency or related event in any U.S. court.

10.16 Security Interest. As security for the performance of all of Baxter’s obligations hereunder and under the Manufacturing and Supply Agreement and any damages owed by Baxter to Cerus in the event of Baxter’s breach or default of this Agreement or the Manufacturing and Supply Agreement, Baxter hereby grants to Cerus, a security interest in its respective interest in the Licensed Patents issued or applied for in any country of the Territory, excluding Licensed Patents issued in the United States, and all proceeds thereof, and the granting party shall cooperate with Cerus with respect to all filings and other actions necessary to perfect such security interest.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first set forth above.

BAXTER HEALTHCARE S. A.	CERUS CORPORATION

By: /s/ U. Eisenring	By: /s/ Claes Glassell

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [ * ], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CERUS CORPORATION IF PUBLICLY DISCLOSED.

Name: U. Eisenring	Name: Claes Glassell
Title: Corporate Counsel, Baxter Healthcare SA	Title: President and Chief Executive Officer

By: /s/ B. Lenzlinger
Name: B. Lenzlinger
Title: Finance Director

BAXTER HEALTHCARE CORPORATION

By: /s/ John Greisch
Name: John Greisch
Title: Corporate Vice President and CFO

EXECUTION	S-1	LICENSE AGREEMENT

Exhibit A

Licensed Patents

BAXTER DOCKET NO.	COUNTRY	APPLICATION/ PATENT NO.	FILING DATE	ISSUE DATE/ EXP. DATE PRODUCT
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [ * ], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CERUS CORPORATION IF PUBLICLY DISCLOSED.

[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

EXECUTION	EXHIBIT A	LICENSE AGREEMENT

Exhibit A

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Licensed Patents

BAXTER DOCKET NO.	COUNTRY	APPLICATION/ PATENT NO.	FILING DATE	ISSUE DATE/ EXP. DATE PRODUCT
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [ * ], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CERUS CORPORATION IF PUBLICLY DISCLOSED.

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948874 v5/SF

EXECUTION	EXHIBIT A	LICENSE AGREEMENT

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [ * ], HAS BEEN OMITTED BECAUSE CERUS CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CERUS CORPORATION IF PUBLICLY DISCLOSED.